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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 30, 2003, with respect to the consolidated financial statements of Premier Custodial Group Limited included in the Registration Statement (Form S-4 No. 333- ) and related Prospectus of Wackenhut Corrections Corporation for the registration of $150,000,000 of 8 1/4% Senior Notes due 2013.

                                                 /s/ ERNST & YOUNG LLP

London, England
August 1, 2003